UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

Maryland	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry Into a Material Definitive Agreement

On October 1, 2018, Strategic Storage Trust II, Inc., a Maryland corporation (“SST II”), Strategic Storage Operating Partnership II, L.P., a Delaware limited partnership (“SST II OP”), Strategic Storage Growth Trust, Inc., a Maryland corporation (“SSGT”), SS Growth Operating Partnership, L.P., a Delaware limited partnership (“SSGT OP”), and SST II Growth Acquisition, LLC, a Maryland limited liability company and a wholly-owned subsidiary of SST II (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that (i) SST II will acquire SSGT by way of a merger of SSGT with and into Merger Sub, with Merger Sub being the surviving entity (the “REIT Merger”), (ii) immediately after the REIT Merger, SSGT OP will merge with and into SST II OP, with SST II OP continuing as the surviving entity and a subsidiary of SST II (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”). The special committee of the board of directors of SST II, the board of directors of SST II, the special committee of the board of directors of SSGT, and the board of directors of SSGT have unanimously approved the REIT Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. In addition, the Partnership Merger has been approved by the requisite parties.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the REIT Merger (the “REIT Merger Effective Time”), each share of SSGT common stock, par value $0.001 per share (the “SSGT Common Stock”), outstanding immediately prior to the REIT Merger Effective Time (other than shares owned by SSGT and its subsidiaries or SST II and its subsidiaries) will be automatically converted into the right to receive an amount in cash equal to $12.00, without interest and less any applicable withholding taxes (the “Merger Consideration”). Immediately prior to the REIT Merger Effective Time, all shares of SSGT Common Stock that are subject to vesting and other restrictions will become fully vested and non-forfeitable and, at the REIT Merger Effective Time, will be converted into the right to receive the Merger Consideration. At the effective time of the Partnership Merger, each outstanding unit of partnership interest in SSGT OP will be converted automatically into 1.127 units of partnership interest in SST II OP.

Assuming all of the conditions to the Mergers are satisfied and the Mergers are consummated in accordance with the terms in the Merger Agreement, SST II will acquire all of the real estate owned by SSGT, consisting of 28 self storage facilities located in 10 states and in the Greater Toronto, Canada area, and comprising approximately 19,300 self storage units and approximately 2.1 million net rentable square feet of storage space. A summary of SSGT’s real estate portfolio is as follows (as of June 30, 2018):

Property	Year Built	Approx. Units(1)	Approx. Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)
Ft. Pierce - FL	2008	770	88,400	4.3%	92.1%
Las Vegas I - NV	1999	1,210	171,100	8.2%	92.2%
Las Vegas II - NV	1996	1,040	89,000	4.4%	92.6%
Colorado Springs - CO	1983	680	61,800	3.0%	82.7%
Riverside - CA	1980	610	60,100	3.0%	90.6%
Stockton - CA	1984	560	49,100	2.4%	91.2%
Azusa - CA	1986	660	64,400	3.2%	89.6%
Romeoville - IL	1986	680	66,700	3.3%	91.3%
Elgin - IL	1986	410	49,600	2.4%	89.7%
San Antonio I - TX	1998	490	76,700	3.8%	92.4%
Kingwood - TX	2001	470	60,100	3.0%	81.7%
Aurora - CO	2015	440	59,500	2.9%	83.6%
San Antonio II - TX	2004	440	83,400	4.1%	89.2%
Stoney Creek I - TOR - CAN	2018	780	81,600	4.0%	6.1	%(3)
Torbarrie - TOR - CAN(4)	N/A	900	85,000	N/A	N/A
Baseline - AZ	2016	840	94,000	4.6%	88.3%
Asheville I - NC	2018	650	72,000	3.5%	15.2	%(3)

Elk Grove - IL	2016	800	82,000	4.0%	66.1	%(3)
Garden Grove - CA	2017	960	95,000	4.7%	73.7	%(3)
Asheville II - NC	1992	370	58,600	2.9%	78.9%
Asheville III - NC	1994	490	66,600	3.3%	85.5%
Sarasota - FL	2017	485	48,000	2.4%	66.4	%(3)
Mount Pleasant - SC	2016	500	48,000	2.4%	50.1	%(3)
Nantucket - MA	2002	840	93,000	4.6%	89.7%
Pembroke Pines - FL	2018	870	84,000	4.1%	27.5	%(3)
Riverview - FL	2018	695	54,000	2.7%	44.4	%(3)
Eastlake - CA	2018	900	86,000	4.2%	23.0	%(3)
McKinney - TX	2015	730	94,000	4.6%	89.2%

Totals		19,270	2,121,700	100%	73.4%

(1)	Includes all rentable units, consisting of storage units and parking units (approximately 520 units).

(2)	Includes all rentable square feet consisting of storage units and parking units (approximately 154,000 square feet).

(3)

Represents the occupied square feet divided by total rentable square feet as of June 30, 2018. The following properties were lease-up properties as of June 30, 2018: Elk Grove, Garden Grove, Sarasota, Mount Pleasant, Pembroke Pines, Riverview, Eastlake, Asheville I, and Stoney Creek properties.

(4)	SSGT’s Torbarrie property in Toronto, Canada is a self storage property that is under construction as of June 30, 2018 with an expected completion date in the second half of 2019.

Additionally, SST II will obtain the rights to acquire two self storage facilities currently under contract with SSGT.

The Merger Agreement contains customary representations, warranties and covenants. The closing of the REIT Merger (the “Closing”) is subject to the approval of the REIT Merger by the affirmative vote of holders of not less than a majority of all outstanding shares of SSGT Common Stock (the “SSGT Stockholder Approval”). The closing of the Mergers is also subject to various customary conditions. The Closing is neither subject to a financing condition nor to the approval of SST II’s stockholders.

The Merger Agreement prohibits SSGT and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. However, under the terms of the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. New York City time on November 15, 2018 (the “Go Shop Period End Time”), SSGT (through the special committee of SSGT’s board of directors and its representatives) may initiate, solicit, provide information and enter into discussions concerning proposals relating to alternative business combination transactions. For up to five business days after the Go Shop Period End Time, SSGT may continue to participate in such discussions with a Go Shop Bidder (as defined in the Merger Agreement) and may, subject to certain conditions set forth in the Merger Agreement regarding the proposal made by such Go Shop Bidder, terminate the Merger Agreement and enter into an agreement with a Go Shop Bidder with respect to the proposal made by such Go Shop Bidder. The Merger Agreement also provides that, at any time beginning on the sixth business day after the Go Shop Period End Time and prior to receipt of the SSGT Stockholder Approval, SSGT’s board of directors may, in certain circumstances, make an Adverse Recommendation Change (as such term is defined in the Merger Agreement) and terminate the Merger Agreement, subject to complying with certain conditions set forth in the Merger Agreement.

The Merger Agreement contains the following termination rights:

(i) by mutual written consent of SST II and SSGT;

(ii) by either party, if (a) the Closing has not occurred by April 1, 2019; (b) a governmental authority issues an order, decree, ruling or other action that permanently enjoins or prohibits the transactions under the Merger Agreement; (c) the SSGT Stockholder Approval is not obtained; or (d) the other party breaches any representation or covenant that causes a condition to Closing to not be satisfied;

(iii) by SSGT, (a) if SSGT enters into an acquisition agreement with a Go Shop Bidder relating to a superior proposal no later than five business days following the Go Shop Period End Time; (b) if SSGT enters into an acquisition agreement with a third party relating to a superior proposal at any time beginning on the sixth business day after the Go Shop Period End Time (but in any event prior to SSGT Stockholder Approval); (c) upon the occurrence of an Intervening Event (as defined in the Merger Agreement); or (d) if all conditions to SST II’s obligation to complete the Closing have been satisfied or waived, SSGT has delivered written notice to SST II to the effect that all conditions to SSGT’s obligation to complete the Closing have been satisfied or waived, and SST II then fails to consummate the Closing within three business days following that notice; or

(iv) by SST II, if at any time following the date that is five business days after the Go Shop Period End Time and prior to SSGT Stockholder Approval, any of the following occurs: (a) SSGT’s board of directors makes an Adverse Recommendation Change, for any reason; (b) SSGT’s board of directors approves, publicly endorses or recommends any other acquisition proposal; (c) a tender or exchange offer for shares of SSGT Common Stock commences and SSGT’s board of directors fails to recommend against acceptance of the offer and to publicly reaffirm the recommendation for the REIT Merger; (d) SSGT’s board of directors’s recommendation for the stockholders to approve the REIT Merger is not included in the proxy statement for the stockholders meeting; or (e) SSGT materially violates its non-solicitation obligations with respect to acquisition proposals after the of the Go Shop Period End Time.

In connection with the termination of the Merger Agreement and SSGT’s entry into an alternative transaction with respect to a superior proposal, as well as under other specified circumstances, SSGT will be required to pay to SST II a termination fee of $2,900,000 in the event of termination on or prior to the fifth business day following the Go Shop Period End Time, or $9,600,000 in the event of termination thereafter. In addition, the Merger Agreement provides for customary expense reimbursement under specified circumstances set forth in the Merger Agreement. The Merger Agreement also provides that SST II will be required to pay SSGT a reverse termination fee of $9,600,000 under specified circumstances set forth in the Merger Agreement related to the failure by SST II to consummate the Closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about SST II, SSGT or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement: (i) are made only for purposes of the Merger Agreement and are made as of specific dates; (ii) are solely for the benefit of the parties; (iii) may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. SST II’s and SSGT’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of SST II, SSGT or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure

On October 1, 2018, SST II issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, on October 1, 2018, SST II prepared a letter, which may be distributed to financial professionals from time to time. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of SST II, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Mergers and the other transactions contemplated by the Merger Agreement and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions , including anticipated future financial and operating results and synergies, and the expected timing of completion of the proposed transactions. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including the completion of the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain the SSGT Stockholder Approval or the failure to satisfy the other closing conditions to the Mergers; (iii) risks related to disruption of management’s attention from SST II’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the Mergers on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; (v) significant transaction costs, including financing costs, and unknown liabilities; (vi) failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; (vii) costs or difficulties related to the integration of the properties; (viii) changes in global, political, economic, business, competitive and market conditions; and (ix) changes in tax and other laws and regulations.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST II’s views as of the date on which such statements were made. SST II anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SST II’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST II are described in the risk factors included in SST II’s filings with the SEC, including SST II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SST II expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1 †	Agreement and Plan of Merger

99.1	Strategic Storage Trust II, Inc. Press Release, dated October 1, 2018

99.2	Letter to Financial Professionals, dated October 1, 2018

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SST II hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, SST II has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: October 1, 2018	By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer